Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated October 29, 2007, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-147102) and related Prospectus of NameMedia, Inc. for the registration of its shares of common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 1, 2008